Exhibit 99.1

Cyanotech Corporation Form 8-K	November 14, 2006

News Release	Contact: Bruce Russell
Russell Communications Group
brucerussell@mac.com

Cyanotech Corporation Delays Filing

KAILUA KONA, Hawaii (November 14, 2006) — Cyanotech Corporation (Nasdaq: CYAND) announced today that it will continue to delay the filing of its first quarter fiscal year 2007 Form 10-Q and, consequently, will have to delay filing its Form 10-Q for the second quarter of fiscal year 2007.  Both 10-Qs are delayed because the Company’s independent registered public accounting firm has not yet rendered any decision with respect to a previously announced accounting issue involving the Company’s historic inventory accounting method.  The Company now hopes to file both reports by November 30, 2006, but this is subject to the requirements of the independent registered public accounting firm.

On November 3, 2006, the Company reverse split its Common Stock one share for four shares.  As a result the Company’s common stock has been trading at more than the $1.00 per share minimum price required for listing by Nasdaq.  The Company’s stock closed today at $1.73.  Therefore, the Company is now in compliance with Nasdaq’s minimum bid price requirement.  Because of the reverse stock split, the Company’s common stock will trade under the symbol “CYAND” until December 5, 2006 and will then revert to symbol “CYAN.”

The Company continues to await the results of its previously announced Nasdaq Listing Qualifications Panel Hearing.  The Hearing concerned both the bid price deficiency discussed above and the deficiency for late filing of the Company’s Form 10-Q for the quarter ended June 30, 2006.  The Company has informed the Panel that its Form 10-Q for quarter ended September 30, 2006 is also delayed, citing the review process involving the Company’s independent registered public accounting firm.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Except for statements of historical fact, the statements in this press release are forward-looking.  Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made.  These factors include, but are not limited to, general economic conditions, forecasts of sales in future periods, changes in sales levels to our largest customers, weather patterns, production problems caused by contamination, risks associated with the acceptance of new products, competition, foreign exchange fluctuations, government regulation, and other factors more fully detailed in the Company’s Form 10-Q and annual form 10-K filings with the Securities and Exchange Commission.

73-4460 Queen Kaahumanu Highway, #102  ~  Kailua-Kona, Hawaii 96740

(808) 326-1353  fax (808) 329-3597  ~ www.cyanotech.com